As filed with the Securities and Exchange Commission on January 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADIT EDTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3477678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 33rd Floor

New York, New York 10105

(646) 291-6930

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Shrier

Chief Executive Officer

1345 Avenue of the Americas , 33rd Floor

New York, New York 10105

(646) 291-6930

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick B. Costello, Esq. Joseph Walsh, Esq. Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, New York 10022 Telephone: (212) 704-6000	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251641

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant (2)	4,600,000 Units	$ 10.00	$46,000,000	$5,019
Shares of common stock included as part of the units (3)	4,600,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units (3)	2,300,000 Warrants	—	—	—(4)
Shares underlying warrants included as part of the units	2,300,000 Shares	$11.50	$26,450,000	$2,886
Total			$72,450,000	$7,905(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251641).

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $362,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-251641), which was declared effective by the Securities and Exchange Commission on January 11, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $72,450,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with
Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 4,600,000 additional units of Adit EdTech Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of common stock, par value $0.0001 per share, and one-half of one redeemable warrant, (ii) 2,300,000 additional shares of common stock that may be issued upon exercise of the Warrants included in the Units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251641) (the “Prior Registration Statement”), initially filed by the Registrant on December 23, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 11, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 12, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 12, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-251641) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit No.	Description
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1	Consent of Marcum LLP

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-251641) filed on December 23, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 11th day of January, 2021.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David L. Shrier
	Name:	David L. Shrier
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Non-executive Chairman	January 11, 2021
Eric L. Munson
/s/ David L. Shrier	Director, President and Chief Executive Officer (Principal Executive Officer)	January 11, 2021
David L. Shrier
/s/ John J. D’Agostino	Chief Financial Officer (Principal Financial and Accounting Officer)	January 11, 2021
John J. D’Agostino

*	Director	January 11, 2021
Jacob Cohen *	Director	January 11, 2021
Sharmila Kassam

*	Director	January 11, 2021
Sheldon Levy

By:	/s/ David L. Shrier
David L. Shrier
	Attorney-in-Fact	January 11, 2021

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